UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

Ness Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50954	98-0346908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv		61580 Israel
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 972 (3) 766-6800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

Effective December 1, 2008, the Board of Directors (the “Board”) of Ness Technologies, Inc. (the “Company”) elected Gabriel Eichler to the Board.  Mr. Eichler’s term will expire at the Company's 2009 annual meeting of stockholders or when his successor is duly elected and qualified.  The Board has not yet determined the committees of the Board on which Mr. Eichler will serve.

There are no arrangements or understandings between Mr. Eichler and any other person concerning his election to the Board.

As an independent director, Mr. Eichler will be granted options to purchase 15,000 shares of the common stock of the Company pursuant to the Company’s Amended and Restated 2007 Incentive Plan.  The options, unless terminated earlier, will vest and be first exercisable according to the following vesting schedule: 50% of the options on or after December 8, 2010, an additional 25% of the options on or after December 8, 2011 and the remaining 25% of the options on or after December 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESS TECHNOLOGIES, INC.

Dated: December 5, 2008	By:	/s/ Ilan Rotem
Name: Ilan Rotem
Title: Chief Legal Officer and Secretary